UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 989-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14(d)-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange of Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2025, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of one (1) share for every ten (10) shares of common stock outstanding.

The Company effected the Reverse Stock Split in connection with its reverse merger strategy as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 21, 2025.

On December 2, 2025, ProPhase Labs, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0005 per share (the “Common Stock”) (the “Reverse Stock Split”). The Certificate of Amendment became effective on December 2, 2025. The reverse stock split was implemented to increase the per-share trading price of the Company’s common stock to meet continued listing requirements. The Reverse Stock Split will become effective as of 8:00 a.m., Eastern Time, on December 22, 2025 (the “Effective Time”).

At the Effective Time, every 10 shares of Common Stock issued and outstanding immediately prior to the Effective Time will automatically be combined into one issued and outstanding share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, any stockholder who otherwise would be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share, with the result that all fractional shares will be rounded up to the nearest whole share.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company, except for adjustments that may result from the treatment of fractional shares as described above. The Reverse Stock Split will not change the par value of the Common Stock and will not affect the number of authorized shares of Common Stock or the rights and preferences of the Common Stock. Proportionate adjustments will be made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, warrants and other convertible securities, as well as the applicable exercise or conversion prices, as required by the terms of each such security or plan.

The Company has notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Reverse Stock Split. Nasdaq rules require at least ten calendar days’ advance notice before the Reverse Stock Split will be reflected in the trading of the Company’s Common Stock. The Company expects that its Common Stock will begin trading on a Reverse Stock Split-adjusted basis on Nasdaq at the market open on December 22, 2025, under the existing trading symbol “PRPH.” In connection with the Reverse Stock Split, the Company’s Common Stock is expected to begin trading under new CUSIP number.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

The Securities and Exchange Commission requires disclosure of material changes and events that the registrant deems of importance to security holders via Form 8-K filings. The Company is filing this Form 8-K to comply with the Securities and Exchange Commission’s mandatory disclosure requirements regarding the reverse stock split.

Following the effective date of the reverse stock split, the Company will have approximately 5,768,951 shares of common stock issued and outstanding. The Company’s transfer agent has been instructed to issue new stock certificates representing the appropriate number of post-split shares to registered stockholders. Stockholders holding shares in book-entry form or through a brokerage account will have their positions automatically adjusted to reflect the reverse stock split.

The reverse stock split was previously approved by the Company’s stockholders at the Special Meeting of Stockholders held on November 24, 2025, and by the Company’s Board of Directors on November 30, 2025. The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State on December 2, 2025, to effectuate the reverse stock split.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Certificate of Amendment to the Certificate of Incorporation of ProPhase, Inc., filed with the Secretary of State of the State of Delaware on December 2, 2025.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: Thursday, December 18, 2025